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                                                      Exhibit 21

                                ARMCO INC.
                               SUBSIDIARIES

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                                                     State/Country of
           Name                                         Incorporation
           ----                                     ------------------
AFSG Holdings, Inc.                                      Delaware

Armco Financial Services Corporation                     Delaware

Armco Financial Services International, Inc.             Ohio

Armco Financial Services International, Ltd.             Delaware

Armco Funding Corporation                                Delaware

Armco Insurance Group Inc.                               Delaware

Armco Limited                                            United Kingdom

Armco Management Corporation                             Delaware

Armco Pacific Financial Services Limited                 Vanuatu

Armco Pacific Limited                                    Singapore

Compass Insurance Company                                Delaware

Douglas Dynamics, L.L.C.                                 Delaware

FSA Services Corp.                                       Delaware

Materials Insurance Company                              Cayman Islands

Northwestern National Insurance Company                  Wisconsin
     of Milwaukee, Wisconsin

Talbico, Inc.                                            New York

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